UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 4, 2004

CTS CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	1-4639	35-0225010
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

905 West Boulevard North, Elkhart, IN 46514
(Address of principal executive offices, including zip code)

(574) 293-7511
(Registrant’s telephone number, including area code)

NA
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

     On May 4, 2004, CTS Corporation issued a press release announcing its intention to offer, subject to market and other conditions, $60 million aggregate original principal amount of its Convertible Senior Subordinated Notes due 2024 in a private placement to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended. Attached hereto and incorporated by reference herein as Exhibit 99.1 is a copy of such press release.

Item 7. Financial Statements and Exhibits.

Exhibits

99.1	Press Release of CTS Corporation dated May 4, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CTS CORPORATION
By:	/s/ Richard G. Cutter
	Name:	Richard G. Cutter
	Title:	Vice President, Secretary and General Counsel

Date: May 4, 2004

Exhibit Index

Exhibit Number	Description
99.1	Press Release of CTS Corporation dated May 4, 2004